First Connecticut Bancorp, Inc. Announces First Quarter (Q1 2014) Earnings Release and Conference Call

FARMINGTON, Conn., April 10, 2014 (GLOBE NEWSWIRE) -- First Connecticut Bancorp, Inc. (NASDAQ: FBNK), the holding company for Farmington Bank, today announced that it expects to release financial results for the first quarter ending March 31, 2014 before the market opens on Thursday, April 24, 2014.

First Connecticut Bancorp, Inc. will conduct a conference call at 10:30 a.m. eastern time on Thursday, April 24, 2014 to discuss the results for the quarter.  Participants should dial-in to the call a few minutes before it begins.  Information about the conference call follows:

Participant Dial In (Toll Free):	1-888-317-6016
Participant International Dial In:	1-412-317-6016
Canada Toll Free	1-855-669-9657

The webcast of the call will be available on the Investor Relations section of the Farmington Bank website for an extended period of time.

First Connecticut Bancorp, Inc. is the holding company for Farmington Bank, a full-service community bank with 22 branch locations throughout central Connecticut. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. Farmington Bank has assets of $2.1 billion. For more information about Farmington Bank, visit farmingtonbankct.com.

The First Connecticut Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11128

Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

CONTACT:	Jennifer H. Daukas
Investor Relations Officer
One Farm Glen Boulevard, Farmington, CT 06032
P 860-284-6359 | F 860-409-3316
jdaukas@farmingtonbankct.com
farmingtonbankct.com

Source:  First Connecticut Bancorp, Inc.